SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): April 18, 2000

                               Rag Shops, Inc.
            (Exact name of registrant as specified in its charter)

Delaware                          0-19194         51-0333503
(State or other jurisdiction     (Commission      IRS Employer
of incorporation or organization)File Number)     Identification No.)

                               111 Wagaraw Road
                         Hawthorne, New Jersey 07506
                   (Address of principal executive offices)

Registrant's telephone number, including area code: (973) 423-1303
        (Former name or former address, if changed since last report)


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Item 4 - Changes in Registrant's Certifying Accountant

      On April 18, 2000, Rag Shops, Inc. (the "Company") dismissed Deloitte & Touche, LLP ("Deloitte & Touche") as the Company's independent auditor. The decision to change independent auditors was unanimously recommended by the Audit Committee and unanimously approved by the Board of Directors of the Company.

      Deloitte & Touche's report on the Company's financial statements over the last two years were unqualified and there were no disagreements existing between the Company and Deloitte & Touche with respect to any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Attached to this Current Report on Form 8-K is a letter from Deloitte & Touche addressed to the Securities and Exchange Commission stating that Deloitte & Touche agrees with the foregoing statement.

      On April 18, 2000, in order to replace Deloitte & Touche the Company engaged Grant Thornton LLP ("Grant Thornton") as the Company's independent auditor and principal accountant to audit the Company's financial statements. The Company had not previously consulted Grant Thornton regarding either the application of accounting principles or any other reportable matter.

Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits.

      (c) Exhibits

            The following Exhibit is filed as part of this report:

            16- Concurrence Letter from Deloitte & Touche LLP regarding change in independent public accountants.


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                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

Dated: April 21,  2000
                              RAG SHOPS, INC

                              By: /s/ Stanley Berenzweig
                                  -----------------------------------
                                  Stanley Berenzweig
                                  Chief Executive Officer